Exhibit 99.1

Ruth’s Hospitality Group, Inc. Announces Resignation of Geoffrey D.K. Stiles

HEATHROW, Fla., October 6, 2008 (BUSINESS WIRE) — Ruth’s Hospitality Group, Inc. (Nasdaq: RUTH) today announced that Geoffrey D. K. Stiles has resigned his roles as the Company’s Executive Vice-President and Chief Operating Officer and President of the Ruth’s Chris Steak House division to pursue other opportunities. Stiles’ resignation is effective immediately. The Company also announced that Stiles’ responsibilities will be assumed by its President and Chief Executive Officer, Michael P. O’Donnell. Said O’Donnell, “I am pleased to be taking a more active role in the strategic direction of Ruth’s Chris Steak House brand as we continue in this difficult environment. I wish Geoff well in his future endeavors.”

About Ruth’s Hospitality Group, Inc.

Ruth’s Hospitality Group, Inc. (Nasdaq: RUTH) is a leading restaurant company focused exclusively on the upscale dining segment. The Company owns the Ruth’s Chris Steak House, Mitchell’s Fish Market, Mitchell’s Steakhouse and Cameron’s Steakhouse concepts. With more than 144 company- and franchisee-owned locations worldwide, Ruth’s Hospitality Group was founded in 1965 and is headquartered in Heathrow, Fla.

For further information about our restaurants, to make reservations, or to purchase gift cards, please visit: www.RuthsChris.com, www.MitchellsFishMarket.com, www.MitchellsSteakhouse.com and www.Camerons-Steakhouse.com. For more information about Ruth’s Hospitality Group, please visit www.rhgi.com.

Source: Ruth’s Hospitality Group, Inc.

ICR

Investor Relations:

Tom Ryan, 203-682-8200

tryan@icrinc.com

or

Raphael Gross, 203-682-8200

rgross@icrinc.com

or

Media:

Alecia Pulman, 203-682-8259

alecia.pulman@icrinc.com